Cognigen Networks, Inc.               NEWS RELEASE
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7001 Seaview Avenue, NW, Suite 210    For Immediate Release, 6:00 AM/PDT
www.cognigen.com                      Tuesday, May 18, 2004
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Cognigen Networks, Inc. Announces Financial Results
For Quarter and Nine Months Ended March 31, 2004:
Report Discloses Write Offs Relating to Sale of Subsidiary and to InTandem

SEATTLE, May18  /PRNewswire-First Call/ -- Cognigen Networks, Inc. (OTC Bulletin
Board: CGNW- news), the Seattle based Internet-enabled marketer of long distance and personal  communications  services and a licensed domestic and international long distance carrier,  today announced financial results for the three and nine month periods ended March 31, 2004.  Complete  unaudited details can be obtained from the Quarterly  Report on Form 10-QSB that Cognigen filed yesterday with the
SEC, which may be accessed through Edgar Online and similar services.

Although  Cognigen  reported  cash flow from  operations of $63,189 for the nine months ended March 31, 2004,  Cognigen  incurred a loss from  operations for the nine months ended March 31, 2004,  of  $2,911,083.  The loss is comprised of two non-recurring  events.  First, a non-cash write-off of $2,502,583 was made which represented primarily the net book value of the remaining goodwill accounted for when Cognigen purchased Cognigen Switching  Technologies  ("CST",  then known as
Aquila  International  Telecommunications)  in April of 2000.  Cognigen  and the
buyers  of CST  reached a  definitive  agreement  for the sale on May 12,  2004.
Closing  of this  transaction  is  planned  for  May 21,  2004,  with  the  sale retroactively  effective to February 1, 2004.  Second,  a series of cash outlays were made as part of an  agreement  that was  originally  reported as funding of loans to  InTandem  Communications  Corp.,  which  was  later  converted  to the acquisition cost of InTandem's book of business and agent network. An additional
$80,000 of miscellaneous  commitments to be funded under a termination agreement relating to InTandem were made. These two amounts totaled $494,149.

Thomas S. Smith,  Cognigen's  CEO,  described  the impact of those two events in producing  the  current  quarterly  net income loss as  follows,  "Cognigen  has successfully  concluded two significant  transactions aimed at strengthening the most  successful and  productive  components of our business  model.  Cognigen's board of  directors  approved  the  stock  for stock  sale of its  wholly  owned subsidiary,CST.  The rationale  for the sale was to reduce our  operating  costs while  concurrently  maintaining  the level of  quality  and  efficiency  of the services provided by CST. Cognigen will continue to avail itself of the services provided by CST while saving approximately $25,000 of operating costs per month.
Additionally,  Cognigen will receive  800,000 shares of its common stock as part of the purchase price,  and the buyers will receive warrants to purchase 200,000 shares of  Cognigen's  common  stock and CST will  retain a note  payable in the approximate  amount of $230,000  that CST had when it was  acquired by Cognigen.
The board also approved the acquisition of 100% of the stock of InTandem. All of
Cognigen's  energy  and  resources  are once  more  focused  on  motivating  and supporting our network of independent  agents who in combination with our highly efficient  Internet  order  processing  have  generated  over 770,000 orders for service and products during the past four and one half years."

Cognigen's  CFO,  Gary L. Cook ,  highlighted  other  aspects  of the  quarterly results,  "Our fiscal year's third quarter  operating results show a loss due to the one time events  discussed in the preceding  paragraph by Mr. Smith. For the quarter ended March 31, 2004,  Cognigen revenue was $2,682,192  compared revenue of  $2,771,584  for the same quarter in 2003.  Results for the nine months ended
March 31, 2004, show revenue of $8,122,954 compared to revenue of $8,291,789 for the same period in 2003. Operating expenses for the quarter ended March 31, 2004 were $5,659,568,  compared to $2,536,808 for the same period in 2003.  Operating expenses for the nine months ended March 31, 2004  were $11,034,037  compared to
$7,750,430  for the same period in 2003.  But for the one time non-cash and cash expenses related to the CST and InTandem  transactions,  operating  expenses for the  quarter  ended March 31, 2004 would have been  $2,662,836  and  $8,037,305, respectively. Per share net losses to the common shareholders were $.33 and $.31 for the quarter and nine months  ended March 31, 2004,  respectively.  We expect expense  reductions  and  staffing  improvements  thus far  implemented  to have measurable  effects on our fiscal  year end  results  on June 30.  With  greater incentives  and improved  commission  structures  for our agents and  attractive additions  to our menu of  services  and  products,  the  Company is  pursuing a program of  transformation  and  adaptation  that is  refocusing  its energy and resources in support of its significant  ability to generate  sales.  During the first nine  months of our  current  fiscal  year,  Cognigen's  agents  have sold products and services,  for the Company and for our vendors,  generating revenue exceeding an estimated $30 million."

               Unaudited Consolidated Statements of Operations

                        Part I - Financial Information

Item 1. Financial Statements

                                      Three Months Ended           Nine Months Ended
                                          March 31,                    March 31,
                                   ------------------------    -------------------------
                                      2004          2003          2004           2003
                                   ----------    ----------    ----------     ----------
                                   Unaudited     Unaudited      Unaudited      Unaudited
Revenue
  Marketing commissions            $1,220,450    $1,681,116    $3,843,420     $4,955,715
  Telecommunications                1,449,344     1,040,415     4,283,876      2,946,175
  Other                                12,398        50,053        (4,342)       389,899
                                   ----------    ----------    -----------    ----------
   Total revenue                    2,682,192     2,771,584     8,122,954      8,291,789
                                   ----------    ----------    ----------     ----------

Operating expenses
  Marketing commissions               733,701       788,029     2,378,069      2,975,084
  Telecommunications                  774,688       582,041     2,275,371      1,574,278
  Selling, general and
   administrative                   1,147,893     1,140,120     3,332,510      3,091,047
   Loss provision for sale of
   CST                              2,502,583             -     2,502,583             -

   Loss provision for Intandem        494,149             -       494,149             -
  Depreciation and amortization         6,554        26,618        51,355        110,021
                                   ----------    ----------    ----------     ----------
   Total operating expenses         5,659,568     2,536,808    11,034,037      7,750,430
                                   ----------    ----------    ----------     ----------

Income (loss) from operations      (2,977,376)      234,776    (2,911,083)       541,359
Interest expense                      (11,991)       (3,214)      (34,201)       (10,659)
                                   -----------   -----------   -----------    -----------
Income (loss) before income
taxes                              (2,989,367)      231,562    (2,945,284)       530,710

Income taxes                               -             -             -              -
                                   ----------    ----------    ----------     ----------
Net income (loss)                 $(2,989,367)   $  231,562   $(2,945,284)    $  530,710

Preferred dividends                   (10,000)      (10,000)      (30,000)       (18,225)
                                   ----------    ----------    ----------     ----------

Net income (loss) attributable
to common shareholders            $(2,999,367)   $  221,562   $(2,975,284)    $  512,485
                                  ============   ==========   ============    ==========

Income (loss) per common share-
  basic and diluted                   $.33          $.02          $.32           $.06
                                      ====          ====          ====           ====

Weighted average number of
 common shares outstanding -
 basic and diluted                  9,026,499     9,363,416     9,379,427      9,173,834
                                    =========    ==========     =========     ==========

                         Consolidated Balance Sheets

                                                              March 31,       June 30,
                                                                2004            2003
                                                            -----------     -----------
                                                              Unaudited
                                          Assets
Current assets
  Cash                                                      $    19,571     $   412,992
  Accounts receivable, net                                      562,355         313,537
  Commissions receivable, net                                   811,150         897,000
  Inventory                                                       8,021          24,901
  Other current assets                                           69,123          58,111
                                                            -----------     -----------
      Total current assets                                    1,470,220       1,706,541
                                                            -----------     -----------

Non-current assets
   Property, plant and equipment, net                            25,547         150,412
   Notes receivable                                              57,500          77,500
   Deposits towards acquisition of Intandem                         ---         172,752
   Deposits and other assets                                     87,623         109,552
   Goodwill                                                         ---       2,893,029
                                                            -----------     -----------
                Total non-current assets                        170,670       3,403,245
                                                            -----------     -----------

Total assets                                                $ 1,640,890     $ 5,109,786
                                                            ===========     ===========

                      Liabilities and Stockholders' Equity (Deficit)
Current liabilities
  Accounts payable                                          $   711,434     $   687,362
  Accrued liabilities                                           425,788         192,657
  Commissions payable                                           816,676         892,848
  Current portion of deferred commissions                       511,200         511,200
  Receivables financing arrangement                             207,038               -

    Note payable                                                     -          254,389
  Other current liabilities                                      36,422          65,759
                                                            -----------     -----------
                  Total current liabilities                   2,708,558       2,604,215
                                                            -----------     -----------

Deferred commissions less current portion                       369,941         763,990
Other long-term liabilities, including accrued dividends         59,060          40,966
                                                            -----------     -----------
      Total liabilities                                       3,137,559       3,409,171
                                                            -----------     -----------

Stockholders' equity (deficit)
  Preferred stock no par value, 20,000,000 shares
   authorized, 500,000 shares issued and outstanding,
   $1.00 per share liquidation preference                       450,000         450,000
  Common stock $.001 par value, 300,000,000 shares
   authorized; 8,753,972 and 9,553,972 issued and
   outstanding as of  March 31, 2004 and June 30, 2003            8,754           9,554
  Additional paid-in capital                                 11,954,331      12,175,531
  Accumulated deficit                                       (13,909,754)    (10,934,470)
                                                            -----------     -----------
                Total stockholder's equity (deficit)         (1,496,669)      1,700,615
                                                            ------------    -----------

Total liabilities and stockholders' equity (deficit)        $ 1,640,890     $ 5,109,786
                                                            ===========     ===========

About Cognigen

Cognigen Networks,  Inc., based in Seattle,  Washington,  offers a wide range of telecommunication  services  and related  technology  products via its Web site,
http://www.cognigen.com.    Cognigen's   robust   marketing   engine   harnesses
distribution  channels  featuring a prominent  Internet  presence,  a network of
independent  agents  and  several  affiliate  groups,   each  having  their  own
customized Web site. Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary  software  utilizing the  Internet.  Cognigen  resells the services of industry  leaders such as AT&T
Wireless,  Sprint,  Verizon,  MCI, Global Crossing,  and Talk America.  Cognigen
operates  Cognigen  Resale  Division  (CRD),  based in  Seattle.  Cognigen  is a licensed  reseller or applicant for  certification  of long  distance  telephone service in a number of states.  Since  September of 1999,  Cognigen has sold, on behalf  of its  vendors  and for its  own  account,  services  and  products  to approximately 770,000 customers worldwide.

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. Although the Company believes that the expectations  reflected in the forward-looking  statements are reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the Company's  business,  financial  condition and results of operations, including  without  limitation,  the  Company's  possible  inability  to  obtain additional financing,  lack of agent growth, the possible loss of key personnel, rate  changes,  fee policy or  application  changes,  technological  changes and increased competition. Many of these risks are beyond the Company's control. The
Company is not entitled to rely on the safe harbor  provisions of Section 27A of the  Securities  Act of 1933,  as  amended,  or  Section  2lE of the  Securities
Exchange Act of 1934, as amended, when making forward- looking statements.

Source:     Cognigen Networks, Inc.

Contact:    Thomas S. Smith
            Cognigen Networks, Inc.
            720-895-1917 voice
            720-895-1917 fax
            toms@ld.net e-mail